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                                                                EXHIBIT 10.65(c)


               SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT



         This Agreement, entered into on this 8th of July, 1999, and made effective as of June 28, 1999, by and between ENRON OIL & GAS COMPANY ("Employer") and EDMUND P. SEGNER, III ("Employee") is an amendment to that certain Employment Agreement made effective as of September 1, 1998 (the "Employment Agreement").

         WHEREAS, the parties desire to amend the Employment Agreement as provided herein;

         NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

         1. Article 3, Section 3.5 of the Employment Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  "3.5 Upon an Involuntary Termination of the employment relationship by either Employer or Employee prior to the expiration of the Term, Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive a severance benefit under this Agreement equal to the sum of (a) Employee's then current Monthly Base Salary times 24; plus (b) two times the Employee's annual bonus target award under Employer's annual bonus program for the year in which the termination occurs; plus (c) the value of unvested stock options granted under Employer's 1992 Stock Plan based on the difference between the average closing price of Employer's stock on the ten (10) trading days prior to the date of termination and the grant price. Notwithstanding any other provisions of this Agreement, a termination of the employment relationship by either the Employer or Employee which meets the definition of Involuntary Termination under Employer's Change of Control Severance Plan (the "Plan") shall constitute an Involuntary Termination under this Agreement. In the event of such Involuntary Termination which entitles Employee to severance benefits under the Plan but for the following severance payment by Employer to the Employee, rather than the severance benefit described above, Employee shall receive from Employer a severance benefit under this Agreement equal to the sum of Employee's then current Monthly Base Salary times 12 times 2.99 plus two times the Employee's annual bonus target award under Employer's annual bonus program for the year in which the Change of Control Date occurs. Employee's severance


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                  benefit payable under the Plan, if any, shall be determined according to the provisions thereof. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment. Employee's rights under this Section 3.5 are Employee's sole and exclusive rights against Employer, Enron, or their affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums specified in this Section
                  3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action."

         This Agreement is the Second Amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   ENRON OIL & GAS COMPANY



                                   By:      /s/ PATRICIA EDWARDS
                                      ------------------------------------------
                                   Name: Patricia Edwards
                                   Title: V.P. Human Resources & Administration
                                   This 8th day of July, 1999




                                   EDMUND P. SEGNER, III


                                            /s/ EDMUND P. SEGNER, III
                                   ---------------------------------------------
                                   This 8th day of July, 1999